                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No's 333-73616 and 333-106136) and on Form S-8 (File No's. 333-39802, 333-57536 and 333-102887) of Handspring, Inc. of our
report dated July 21, 2003, except as to Notes 3(i) and 7, as to which the date is September 22, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.





/s/ PRICEWATERHOUSECOOPERS LLP



PricewaterhouseCoopers LLP
San Jose, California
September 25, 2003